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                                                            EXHIBIT 10.67

                     AMENDMENT TO EMPLOYMENT AGREEMENT
                                     OF
                              LEO ROSENBERGER

     THE AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made as of this 31st day of March 1999 by and between GARGOYLES, INC., a Washington corporation (the "Company"), and LEO ROSENBERGER ("Employee").

                                  RECITALS

     A. The Company and Employee are parties to that certain Employment Agreement dated as of February 1, 1998 (the "Employment Agreement"); and

     B. The Company and Employee desire to amend the Employment Agreement in accordance with the terms hereof.

                                 AGREEMENT

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   CHANGE IN CONTROL.

          For purposes of this Amendment, a Change in Control shall mean the earliest date upon which one of the following occurs: (i) the sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a proceeding involving a foreclosure and liquidation of the assets,
(ii) the sale or other transfer of voting securities representing a majority of the votes entitled to be cast for the election of directors of the Company,
(iii) the sale or other transfer of a majority of the value of the equity of the Company, or (iv) a merger, consolidation, reorganization or other transaction involving the Company.

     2.   TERM.

          The term of the Employment Agreement set forth in Section 3 of the Employment Agreement shall continue until the earlier of (i) the date of occurrence of a Change in Control, (ii) the date upon which Employee ceases to be the Chief Executive Officer of the Company, or (iii) January 31, 2000; each of the dates described in (i) through (iii) being referred to herein as the "Expiration Date." If the term of this Agreement expires due to a Change in Control or because Employee ceases to be the Chief Executive Officer of the Company, then Employee agrees to consult with the Company at the request of the Board of Directors of the Company for a period of up to 90 days after the Expiration Date (the "Transition Period"). Employee will be paid a consulting fee of $18,750 per month during the Transition Period. During the Transition Period, Employee shall help transition the senior management responsibilities of the Company to other persons, and shall be reasonably available for discussions with the Board of Directors. The Company may terminate the Transition Period upon thirty (30) days prior written notice to Employee.

     3.   1998 BONUS.

          The Company acknowledges that on January 31, 1999 all conditions precedent to the Company's obligation to pay Employee a bonus of $150,000 as set forth in Section 5.3 of the Employment Agreement have been satisfied and such bonus is currently due and payable to Employee.

     4.   ADDITIONAL BONUS.

          4.1 UPON A CHANGE IN CONTROL. Prior to June 1, 1999, upon the occurrence of a Change in Control or on the date Employee ceases to be the Chief Executive Officer of the Company, Employee shall have earned a bonus of $150,000 in cash or other immediately available funds (the "Additional Bonus"). The Additional Bonus shall be paid in two installments, $100,000 of which shall be paid upon the occurrence of a Change in Control or the date Employee ceases to be the Chief Executive Officer of the Company, and $50,000 of which shall be paid 90 days thereafter. If a Change in Control occurs or if Employee ceases to be the Chief Executive Officer of the Company after June 1, 1999 so that Employee has received $75,000 of his Additional Bonus on June 1, 1999 in accordance with Section 4.2 below, then the remaining portion of Employee's Additional bonus shall be paid in two installments, $50,000 shall be paid upon the occurrence of a Change in Control or the date Employee ceases to be the Chief Executive Officer of the Company, and $25,000 of which shall be paid 90 days thereafter.

          4.2 WITHOUT A CHANGE IN CONTROL. If the Additional Bonus has not been paid by June 1, 1999, as a result of a Change in Control or of a change in Employee's status as Chief Executive Officer of the Company, then Employee's Additional Bonus shall be due and payable in two equal installments of $75,000. The first $75,000 shall be due and payable on June 1, 1999, and the second $75,000 shall be due and payable on the earlier of (i) the date Employee ceases to be the Chief Executive Officer of the Company, or (ii) January 1, 2000.

     5. COMPENSATION AND BENEFITS UPON TERMINATION. Section 6.4 (b) shall be amended and restated in its entirety as follows:

          (b) The Company shall have the right to terminate this Agreement for any reason at any time prior to January 31, 2000, by delivery of written notice to Employee of such termination (also a "Termination Date"). If on or before June 1, 1999, the employment of Employee is terminated by the Company for any reason other than for Cause, or due to Employee's Death, Disability or Voluntary Resignation, then the Company shall pay to Employee a termination fee of $150,000. If the employment of Employee is terminated by the Company between June 1, 1999 and January 31, 2000 for any reason other than for Cause, or due to Employee's Death, Disability or Voluntary Resignation, then the Company shall pay to Employee a termination fee of $75,000.

     6. NO OTHER AMENDMENTS. The terms and provisions of this Employment Agreement are hereby ratified and confirmed and remain in full force and effect except as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the date first above written.

GARGOYLES, INC.

By   /s/ Robert G. Wolfe
   --------------------------------------
   Robert G. Wolfe, Chairman of the Board
   of Directors of Gargoyles, Inc.


/s/ Leo Rosenberger
-----------------------------------------
LEO ROSENBERGER